EXHIBIT 99.1

JOHNSON
OUTDOORS

GLOBAL HEADQUARTERS
555 Main Street
Racine, WI  53403-1035 USA
262.631.6600
FOR IMMEDIATE RELEASE

AT JOHNSON OUTDOORS INC.
DAVID JOHNSON                                                      CYNTHIA GEORGESON
VP & CHIEF FINANCIAL OFFICER                        VP- WORLDWIDE COMMUNICATION
262-631-6600                                                                 262-631-6600

Johnson Outdoors Inc. Announces Management Departure

RACINE, Wisconsin, April 24, 2006 - Johnson Outdoors Inc. (Nasdaq: JOUT) today announced that Jervis B. Perkins has resigned to pursue other interests. Mr. Perkins has served as the Company’s Chief Operating Officer (COO) since January 2003 and as President and COO since December 2004.

Mr. Perkins will remain in his current role through May 5, 2006 to assist in transition. The Company has no plans to fill the position left vacant by his departure at this time.

“I want to thank Jerry for his contributions to the Company and I wish him well in his future endeavors,” said Helen Johnson-Leipold, Chairman and Chief Executive Officer.

ABOUT JOHNSON OUTDOORS INC.

Johnson Outdoors is a leading global outdoor recreation company that turns ideas into adventure with innovative, top-quality products.  The company designs, manufactures and markets a portfolio of winning, consumer-preferred brands across four categories: Watercraft, Marine Electronics, Diving and Outdoor Equipment.  Johnson Outdoors' familiar brands include, among others: Old Town® canoes and kayaks; Ocean Kayak® and Necky® kayaks; Escape® electric boats; Minn Kota® motors; Cannon® downriggers; Humminbird®, Bottomline® and Fishin’ Buddy® fishfinders; Scubapro® and UWATEC® dive equipment; Silva® compasses and digital instruments; and Eureka!® tents. The company has 23 locations around the world, employs 1,300 people and reported annual sales of $381 million in 2005.

Visit Johnson Outdoors at http://www.johnsonoutdoors.com

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